UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    May 17, 2007

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 17, 2007, the Board of Directors of Career Education Corporation (the “Registrant”) authorized the Registrant to use an additional $300.0 million for the repurchase of shares of its outstanding common stock.   This amount is in addition to the $500.2 million previously authorized by the Board of Directors of the Registrant since the inception of the stock repurchase program.  Pursuant to the stock repurchase program, the Registrant may repurchase shares of its outstanding common stock on the open market or in private transactions from time to time, depending on certain factors including market conditions and corporate and regulatory requirements.  The stock repurchase program does not have an expiration date and may be suspended or discontinued at any time.

As of March 31, 2007, the Registrant has repurchased 12.4 million shares of its outstanding common stock for approximately $416.3 million at an average price of $33.53 per share.

The information contained in Item 8.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits
99.1

On May 17, 2007, the Board of Directors of Career Education Corporation (the “Registrant”) authorized the Registrant to use an additional $300.0 million for the repurchase of shares of its outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

	By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Dated: May 18, 2007		Executive Vice President, Chief Financial Officer, and Assistant Secretary

Exhibit Index

Exhibit Number	Description of Exhibits

99.1

On May 17, 2007, the Board of Directors of Career Education Corporation (the “Registrant”) authorized the Registrant to use an additional $300.0 million for the repurchase of shares of its outstanding common stock.